UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2006 (October 20, 2006)

Avis Budget Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 20, 2006, we committed to a restructuring of the operations of our Budget Truck Rental subsidiary to realign the business for greater operational efficiency. The restructuring plan calls for the closing of Budget Truck Rental’s current headquarters in Denver, Colorado in early 2007. Budget Truck’s senior management and certain back-office functions including accounting, finance, marketing, fleet management and sales will be consolidated within our facilities in Parsippany, New Jersey, Virginia Beach, Virginia and Tulsa, Oklahoma. Out of the approximately 290 total positions in Denver, 50 are expected to be eliminated, and approximately 90 employees have been offered relocation. The position of President of Budget Truck will be eliminated as part of the restructuring. As a result, Gerald Riordan, who has served in this capacity since March 2003, is expected to leave the Company in early 2007.

We have evaluated the costs associated with workforce reduction, relocation, other associated consolidation costs and reorganization charges. As a result of the Truck restructuring and costs associated with exiting certain of our vehicle rental contact center operations, we expect to record a pretax charge of approximately $10 to $12 million in the fourth quarter. The severance and other benefit costs are expected to account for the majority of the charge and the remaining charges are expected to be associated with other costs relating to the facility closures, including certain costs to consolidate operations with our other domestic facilities. Almost all of the charges will result in future cash expenditures relating to severance and benefits and other facility exit and consolidation costs.

We are still in the process of calculating, and determining the timing for, the charges referred to above; therefore, the estimated charge provided above is subject to change as we determine the number of employees who are willing to relocate.

Further information about the operational restructuring and associated charges is set forth in the press release attached as Exhibit 99.1, which is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this Current Report on Form 8-K include, but are not limited to risks inherent in the restructuring of the operations of Budget Truck Rental and our ability to estimate the amount and timing of the charge we expect to record in the fourth quarter. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Current Report on Form 8-K may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report on Form 8-K. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward looking statements are specified in our Form 10-Q for the quarter ended June 30, 2006, including under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Press Release dated October 26, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ David B. Wyshner
David B. Wyshner Executive Vice President, Chief Financial Officer and Treasurer

Date: October 26, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 26, 2006.